Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;
(2) Registration Statement (Form S-8 No. 333-125555) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;
(3) Registration Statement (Form S-8 No. 333-147263) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;
(4) Registration Statement (Form S-3 No. 333-161498) pertaining to the Avatar Holdings Inc. shelf registration statement for $500,000,000 of debt and equity securities; and
(5) Registration Statement (Form S-8 No. 333-175066) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan.

of our reports dated March 26, 2012, with respect to the consolidated financial statements and schedule of Avatar Holdings Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of AV Homes, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 26, 2012